Exhibit 10.42

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made as of this 11th day of September, 2012, by and between RBH-TRB WEST I MEZZ URBAN RENEWAL ENTITY, LLC, a New Jersey urban renewal limited liability company (“Borrower”), and GOLDMAN SACHS BANK USA, a New York banking corporation (together with any and all of its successors and assigns, “Lender”).

RECITALS

A.                                    Background And Project. Certain real property located at (i) Block 57, Lot 31 (the “Building 1 Property”); (ii) Block 58, Lot 1 (f.k.a. Lots 1, 2, 4, 41, and portions of Lots 5, 35.02, and 43) (the “Building 6 Property”); and (iii) Block 95, Lot 1.02 (f.k.a. Lot 10 and portions of Lots 9 and 16) (the “Building 7 Property”, together with the Building 1 Property and the Building 6 Property, the “Workforce Housing A Property”) will be developed to provide approximately 123 residential rental housing units and approximately 27,730 square feet of rentable retail space (the “Workforce Housing A Project”).

B.                                    Teachers Village Project A QALICB Urban Renewal Entity, LLC, a New Jersey urban renewal limited liability company (“Owner”) will purchase the Workforce Housing A Property and construct the Workforce Housing A Project.

C.                                    Owner has applied to (i) Carver CDC — Subsidiary CDE 21, LLC, a Delaware limited liability company (together with its successors and assigns, “Carver Sub-CDE”), (ii) New Markets Capital Fund IX CDE, LLC, a Delaware limited liability company (together with its successors and assigns, “NCIF Sub-CDE”), (iii) GS Sub-CDE 2 LLC, a Delaware limited liability company (together with its successors and assigns, “GS Sub-CDE”), and (iv) BACDE NMTC Fund 4, LLC, a Delaware limited liability company (together with its successors and assigns, the “BA Sub-CDE”) for loans in the aggregate principal amount of THIRTY EIGHT MILLION THREE HUNDRED SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($38,375,000.00) (the “QLICI Loans”) to finance the construction of the Property. As used herein, “Sub-CDEs” means collectively Carver Sub-CDE, NCIF Sub-CDE, GS Sub-CDE and BA Sub-CDE.

D.                                    Carver Sub-CDE.  GS Halsey 2 NMTC Investment Fund LLC, a Delaware limited liability company (the “Investment Fund”) is the 99.99% investor member of Carver Sub-CDE (“Carver Sub-CDE Membership Interest”) in accordance with the terms and conditions of that certain Amended and Restated Operating Agreement, dated as of the date hereof, by and between the Investment Fund and Carver Community Development Corporation, a Delaware corporation, as the managing member (as amended, restated, supplemented or modified at any time and from time to time, “Carver Sub-CDE Operating Agreement”).

E.                                     NCIF Sub-CDE.  The Investment Fund is the 99.99% investor member of NCIF Sub-CDE (“NCIF Sub-CDE Membership Interest”) in accordance with the terms and conditions of that certain Amended and Restated Operating Agreement, dated as of the date hereof, by and between the Investment Fund and National Community Investment Fund, an Illinois charitable trust, as the 0.01% managing member (as amended, restated, supplemented or modified at any time and from time to time, “NCIF Sub-CDE Operating Agreement”).

F.                                      GS Sub-CDE.  The Investment Fund is the 100% investor member of GS Sub-CDE (“GS Sub-CDE Membership Interest”) in accordance with the terms and conditions of that certain Amended and Restated Operating Agreement, dated as of the date hereof, by and among the Investment Fund, GS New Markets Fund PNR, Inc., a Delaware corporation, as the withdrawing member, and GS New Markets Fund, LLC, a Delaware limited liability company, as the manager (as amended, restated, supplemented or modified at any time and from time to time, “GS Sub-CDE Operating Agreement”).

G.                                    BA Sub-CDE.  The Investment Fund is the 99.99% investor member of BA Sub-CDE (“BA Sub-CDE Membership Interest”; collectively, the Carver Sub-CDE Membership Interest, the NCIF Sub-CDE Membership Interest, the GS Sub-CDE Membership Interest and the BA Sub-CDE Membership Interest shall be referred to herein as the “Sub-CDE Membership Interests”) in accordance with the terms and conditions of that certain Amended and Restated Operating Agreement, dated as of the date hereof, by and between the Investment Fund, AFL-CIO Housing Investment Trust, a District of Columbia common law trust, as the withdrawing member, and Building America CDE Inc., a Delaware corporation, as the managing member (as amended, restated, supplemented or modified at any time and from time to time, “BA Sub-CDE Operating Agreement”; collectively, the Carver Sub-CDE Operating Agreement, the NCIF Sub-CDE Operating Agreement, the GS Sub-CDE Operating Agreement and the BA Sub-CDE Operating Agreement shall be referred to herein as the “Sub-CDE Operating Agreements”).

H.                                   Leverage Loan.  Borrower has agreed to make a loan to the Investment Fund in the principal amount up to $30,207,000 (“Leverage Loan”) in accordance with the terms and conditions of that certain Leverage Loan Agreement, dated as of the date hereof, between the Investment Fund and Borrower (the “Leverage Loan Agreement”).  All obligations, liabilities and indebtedness of the Investment Fund under and in connection with the Leverage Loan and any or all of the documents executed in connection with the Leverage Loan (collectively, “Leverage Loan Obligations”) are secured by a first priority lien on, assignment of, and security interest in, all of the Investment Fund’s rights, title and interest in, to and under the Sub-CDE Membership Interests in accordance with the terms and conditions of that certain Pledge and Security Agreement, dated as of the date hereof, from the Investment Fund to Borrower (as amended, restated, supplemented or otherwise modified at any time and from time to time, “Pledge Agreement”).  The Leverage Loan Agreement, the promissory note made by the Investment Fund to Borrower evidencing the Leverage Loan, the Pledge Agreement and any and all other agreements, documents or instruments which at any time evidence, secure or guaranty payment and/or performance of all or any portion of the Leverage Loan Obligations, as the same may be amended, restated, supplemented or otherwise modified at any time and from time to time, are collectively referred to herein as the “Leverage Loan Documents”).

I.                                        Loan to Borrower.  Lender has agreed to make a loan to Borrower in the principal amount of up to $15,700,000 (the “Loan”) in accordance with the terms and conditions of this Agreement.  Along with other sources of capital, Borrower shall use the proceeds of the Loan to make the Leverage Loan.  All obligations, liabilities and indebtedness of Borrower under and in connection with the Loan and any or all of the documents executed in connection with the Loan

(collectively, “Loan Obligations”) are secured by a collateral assignment of Leverage Loan Documents, pursuant to that certain Collateral Assignment of Leverage Loan Documents, dated as of the date hereof, from Borrower to Lender (as amended, restated, supplemented or otherwise modified at any time and from time to time, the “Assignment”).  This Agreement, the Note (as hereinafter defined), the Assignment and any and all other agreements, documents or instruments which at any time evidence, secure or guaranty payment and/or performance of all or any portion of the Loan Obligations, as the same may be amended, restated, supplemented or otherwise modified at any time and from time to time, are collectively referred to herein as the “Loan Documents”).

J.                                        QEIs.  Pursuant to the Investment Fund’s operating agreement dated as of the date hereof (as amended, restated, supplemented or modified at any time and from time to time by written agreement by the members thereof, “Investment Fund Operating Agreement”) by and between GSB NMTC Investor LLC, a Delaware limited liability company (the “Investor”) and Carver Community Development Corporation, the Investor has been admitted as the sole member of the Investment Fund and in consideration of such admission has agreed to make capital contributions to the Investment Fund in an aggregate amount up to $10,865,400 (“Investor’s Capital Contribution”), subject to, and in accordance with, the terms and conditions of the Investment Fund Operating Agreement.  The Investment Fund, in accordance with its organizational purposes, has agreed to use the proceeds of the Leverage Loan together with the proceeds of the Investor’s Capital Contribution to make “qualified equity investments” (as such term is defined in Section 45D of the Internal Revenue Code of 1986, as amended and Treasury Regulations thereunder (collectively, “NMTC Law”)) in the Sub-CDEs in the aggregate amount of $39,800,000 (each such “qualified equity investment” shall be referred to herein as a “QEI” and collectively, such “qualified equity investments” shall be referred to herein as the “QEIs”) in exchange for the Sub-CDE Membership Interests, which QEIs are intended to generate new markets tax credits (“New Markets Tax Credits”).

K.                                   QLICIs.  The Sub-CDEs intend to use substantially all of the proceeds of the QEIs to make loans (the “QLICI Loans”) to the Owner which constitute a “qualified low-income community investment” pursuant to NMTC Law.  The Owner intends to use the proceeds of the QLICI Loan to acquire an interest in the Property and complete the construction of the improvements on the Property and to furnish equipment thereon as a “qualified active low-income community business” pursuant to NMTC Law.

L.                                     Building 1 Property and Building 6 Property.  The QLICI Loans will fund, in part, the financing and construction costs of the improvements located on the Building 1 Property and the Building 6 Property.

M.                                 This Agreement.  In order to secure the full payment and performance by Borrower of all of the Loan Obligations, Borrower is entering into this Agreement for the benefit of Lender, as required by Lender as a condition of Lender funding the Loan.

AGREEMENT

Now, therefore, in consideration of the premises, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of Ten Dollars ($10.00) paid by each party to the other, receipt of which is hereby acknowledged, the parties covenant and agree as follows:

1.                                      Basic Definitions and Data.  Each reference in this Agreement or in any of the other Loan Documents to any of the following terms shall incorporate the definition or data specified below:

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Assignment”  shall have the meaning set forth in the Recitals.

“BA Sub-CDE”  shall have the meaning set forth in the Recitals.

“BA Sub-CDE Membership Interest”  shall have the meaning set forth in the Recitals.

“BA Sub-CDE Operating Agreement”  shall have the meaning set forth in the Recitals.

“Borrower” shall have the meaning set forth in the introductory paragraph.

“Borrower’s Mailing Address”

RBH-TRB West I Mezz Urban Renewal Entity, LLC
c/o RBH Group

89 Market Street, 8th Floor

Newark, New Jersey 07102
Attention:  Ron Beit

With copy to:

McManimon, Scotland & Baumann, LLC
75 Livingston Avenue, 2nd Floor
Roseland, New Jersey 07068
Attention:  Glenn F. Scotland, Esq.

“Borrower Operating Account”  shall have the meaning set forth in Section 9(d).

“Business Day”  means any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of New York.

“Carver Sub-CDE”  shall have the meaning set forth in the Recitals.

“Carver Sub-CDE Membership Interest”  shall have the meaning set forth in the Recitals.

“Carver Sub-CDE Operating Agreement”  shall have the meaning set forth in the Recitals.

“Closing Conditions”  shall have the meaning set forth in Section 9.

“Closing Date” means the date all Closing Conditions have been satisfied and/or waived to satisfaction of Lender, as determined by Lender in its sole and absolute discretion.

“Collateral” means the Leverage Loan Collateral (as such term is defined in the Assignment).

“Event of Default”  shall have the meaning set forth in Section 13.

“Financial Projections”  shall have the meaning set forth in Section 9(f).

“GS Sub-CDE”  shall have the meaning set forth in the Recitals.

“GS Sub-CDE Membership Interest”  shall have the meaning set forth in the Recitals.

“GS Sub-CDE Operating Agreement”  shall have the meaning set forth in the Recitals.

“Investment Fund Operating Agreement”  shall have the meaning set forth in the Recitals.

“Investor”  shall have the meaning set forth in the Recitals.

“Investor’s Capital Contribution”  shall have the meaning set forth in the Recitals.

“Lender’s Mailing Address”

Goldman Sachs Bank USA
200 West Street
New York, New York 10282-2198
Attn:  Margaret Anadu

And to:

Goldman Sachs Bank USA
200 West Street
New York, New York 10282-2198
Attn:  Andrea Gift

With copy to:

gs-uig-docs@gs.com

With copy to:

Jones Day
222 East 41st Street
New York, New York 10017
Attn:  Steven C. Koppel, Esq.

“Leverage Loan Documents”  shall have the meaning set forth in the Recitals.

“Leverage Loan”  shall have the meaning set forth in the Recitals.

“Leverage Loan Obligations”  shall have the meaning set forth in the Recitals.

“Loan”  shall have the meaning set forth in the Recitals.

“Loan Documents”  shall have the meaning set forth in the Recitals.

“Loan Obligations”  shall have the meaning set forth in the Recitals.

“Maturity Date”  means September 11, 2019.

“NCIF Sub-CDE”  shall have the meaning set forth in the Recitals.

“NCIF Sub-CDE Membership Interest”  shall have the meaning set forth in the Recitals.

“NCIF Sub-CDE Operating Agreement”  shall have the meaning set forth in the Recitals.

“Note”  means that certain promissory note, dated as of the date of this Agreement, from Borrower, as maker, payable to the order of Lender, in the aggregate maximum principal amount of the Loan, as amended, restated, supplemented or modified at any time and from time to time.

“Owner”  shall have the meaning set forth in the Recitals.

“Participant”  shall have the meaning set forth in Section 23(c).

“QLICI Loan Agreement”  means that certain Building Loan Agreement, dated as of the date of this Agreement, by and among Owner, GSB NMTC Investor LLC (as administrative agent), Carver Sub-CDE, NCIF Sub-CDE, GS Sub-CDE and BA Sub-CDE, as amended, restated supplemented or otherwise modified at any time and from time to time.  Sub-CDEs have made and agreed to make the QLICI Loans to the Owner subject to, and in accordance with, the terms and conditions of the QLICI Loan Agreement.

“QLICI Loan Documents”  means any and all instruments, agreements and documents which evidence, secure, guaranty or otherwise govern all or any portion of the QLICI Loans, including, without limitation, the QLICI Loan Agreement.

“Recapture Event”  means a recapture of the New Markets Tax Credits pursuant to federal law applicable to New Markets Tax Credits and any loss, disallowance or inability to claim projected New Markets Tax Credits set forth in the Financial Projections.

“Sub-CDEs”  shall have the meaning set forth in the Recitals.

“Sub-CDE Membership Interests”  shall have the meaning set forth in the Recitals.

“Sub-CDE Operating Agreements”  shall have the meaning set forth in the Recitals.

2.                                      Agreement to Lend and Borrow.  Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the Loan, subject to the terms and conditions of the Note, this Agreement and the other Loan Documents.  The Loan is not a revolving loan; Borrower shall not be entitled to re-borrow any amounts borrowed and repaid hereunder.

3.                                      Intentionally Deleted.

4.                                      Disbursement of Loan.  Lender shall, subject to Borrower’s compliance with all of the other terms, conditions and provisions of this Agreement (including Borrower’s satisfaction of all applicable conditions set forth in Section 9 of this Agreement), make disbursement of the entire Loan in a single advance on the Closing Date.

5.                                      Repayment.  Borrower agrees to repay to Lender the Loan Obligations at the times, in the amounts and as and to the extent set forth in the Note.

6.                                      Use of Loan Proceeds.  The proceeds of the Loan shall be used by Borrower solely, along with other sources of capital, to make the Leverage Loan and for no other purpose unless otherwise expressly agreed in writing by Lender.  Borrower shall use the proceeds of the Loan promptly and solely for the purposes expressly permitted by this Agreement.

7.                                      Collateral.

(a)                                 Payment and performance of the Loan Obligations are secured by a collateral assignment of the Collateral.  The Collateral shall not be subject to any other liens, charges or encumbrances, whether inferior or superior, except as otherwise approved by Lender in writing, which approval may be granted, conditioned, or withheld in Lender’s sole and absolute discretion.

(b)                                 Borrower agrees that Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New Jersey, as well as those provided in this Agreement, the Assignment and the other Loan Documents.  Notwithstanding the fact that the proceeds of a disposition of the Collateral constitute a part of the Collateral, Borrower may not dispose of the Collateral, or any part thereof.  At its expense, Borrower will defend the title to the Collateral (or any part thereof), and will promptly execute, acknowledge and deliver any financing statement, other notice, continuation statement, security agreement, notice, assignment or other document as may be necessary or beneficial, in the opinion of Lender, to perfect, preserve, provide notice of, publicize, maintain, continue, protect and/or extend the assignment, lien or security interest granted to Lender under this Agreement, the Assignment and/or any of the other Loan Documents and the priority thereof.  Borrower will immediately upon obtaining possession or control over any Collateral which may be perfected by possession or control deliver the same to Lender, with such endorsements, stock powers or other documents or instruments as Lender may from time to time require.  Borrower will from time to time do whatever Lender may require by way of obtaining, executing, delivering, and/or filing financing statements, landlords’ or mortgagees’ waivers, notices of assignment and other notices and amendments and renewals thereof and Borrower will take any and all steps and observe such formalities as Lender may require, in order to create and maintain a valid first lien upon, pledge of, or security interest in, the Collateral.  Without implying any limitation on the foregoing, with respect to the Collateral that may be perfected by control, Borrower shall take such steps as Lender may require in order that Lender may have such control.  Borrower agrees that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code.  Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact, with power of substitution, in the name of Lender or in the name of Borrower or otherwise, for the use and benefit of Lender, but at the cost and expense of Borrower and without notice to the Borrower, to execute and deliver any and all of the instruments and other documents and take any action which Lender may require pursuant the foregoing provisions of this Section.  Further, to the extent permitted by applicable laws, Lender may file, without Borrower’s signature, one or more financing statements or other notices disclosing Lender’s liens and other security interests.  Borrower acknowledges and agrees that Lender is authorized to file, and to amend, financing statements and do such other acts or things deemed necessary or desirable by Lender to grant to Lender a first priority, perfected security interest in all or any portion of the Collateral.

8.                                      Representations and Warranties.  Borrower hereby represents and warrants to Lender as follows:

(a)                                 Each of the Closing Conditions has been satisfied or, if not satisfied, waived by Lender in writing.

(b)                                 Borrower (a) is a limited liability company duly organized, existing and in good standing under the laws of the State of New Jersey and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents to which Borrower is a party.  The Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of Borrower.  The Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by laws generally affecting the enforcement of creditors’ rights and principles of equity.

(c)                                  Intentionally Deleted.

(d)                                 Intentionally Deleted.

(e)                                  The execution and performance of the Loan Documents to which Borrower is a party and the consummation of the transactions contemplated herein or thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of Borrower or any contract, agreement, document or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, and such actions do not and will not violate or contravene any law to which Borrower is subject.

(f)                                   Borrower owns all of the Collateral free and clear of any liens, encumbrances, and claims of any kind or nature whatsoever, except the lien granted to Lender pursuant to terms and conditions of the Assignment.  Without limiting the generality of the foregoing, Borrower has full right and title to its interest in the Collateral and has the full power, legal right, and authority to pledge, convey, transfer, and assign such interest to Lender, subject to terms and conditions of this Agreement, the Assignment and the Loan Documents.  None of the Collateral is subject to any existing or subsequent assignment, claim, lien, pledge, transfer, or other security interest of any character, or to any attachment, levy, garnishment, other judicial process, claim for set-off, counterclaim, deduction, or discount.  Borrower shall not, without the prior written consent of Lender, which may be granted or denied in Lender’s sole and absolute discretion, further convey, transfer, set over, or pledge to any party any of its interests in the Collateral.

(g)                                  There are no claims or investigations by or before any court or governmental authority, pending, or to the best of Borrower’s knowledge and belief, threatened against or affecting Borrower.  Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority affecting Borrower.

(h)                                 Borrower has furnished to Lender true, correct and complete copies of all of the fully executed Loan Documents, together with all exhibits and schedules thereto.  There is no default or event which upon notice or lapse of time or both would constitute a default under any of the Loan Documents and all of the Loan Documents remain in full force and effect.  None of the Loan Documents have been amended, restated, supplemented or otherwise modified, except as otherwise expressly disclosed to Lender in writing.

(i)                                     Borrower has no liabilities, obligations or indebtedness, except for the Loan (and the other sources of capital it has received in order to make the Leverage Loan) and Borrower’s obligations, liabilities and indebtedness under the Loan Documents to which Borrower is a party.

9.                                      Conditions of Lender’s Obligations.  In addition to the conditions stated elsewhere in this Agreement and/or in any of the other Loan Documents, Lender shall not be obligated to consider or to make any advance under this Agreement unless on the date the advance is requested and on the date the advance is to be made all of the following conditions are satisfied, as determined by Lender in its sole and absolute discretion, except to the extent expressly waived by Lender (the “Closing Conditions”):

(a)                                 Lender shall have received all required original Loan Documents fully executed by all applicable parties, true, correct and complete copies of all fully executed Loan Documents, together with all opinions (including satisfactory tax opinions), waivers, certificates and such other documents or items as Lender may require, all in form and substance satisfactory to Lender and its counsel, in the exercise of their sole and absolute discretion.

(b)                                 Lender shall have received evidence satisfactory to Lender in its sole and absolute discretion that Borrower has taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents, and instruments, and made or caused to be made all such filings and recordings that are necessary or, in Lender’s discretion, appropriate to create in favor of Lender a valid assignment of the Collateral.

(c)                                  Lender shall have received $157,000, as a commitment fee to Lender, which fee shall be deemed earned in full upon payment of same by the Borrower to Lender.

(d)                                 Intentionally Deleted.

(e)                                  Execution and delivery of all Loan Documents by all parties, each in form and substance satisfactory to Lender in its sole and absolute discretion.

(f)                                   Delivery to Lender of the final version of the financial projections prepared by The Reznick Group, P.C. dated on or about the date hereof (“Financial Projections”), together with the report of the compilation thereof by The Reznick Group, P.C.

(g)                                  Truth, accuracy, and completeness of each of the representations and warranties made in this Agreement, in any of the other Loan Documents as though made or deemed to be made under the terms of this Agreement.

(h)                                 No Event of Default or event which upon notice of lapse of time or both would constitute an Event of Default has occurred and is continuing.

(i)                                     There shall have been no adverse change, as determined by Lender, in its sole and absolute discretion, as to the financial condition or business of Borrower, the Investment Fund or the Sub-CDEs.

(j)                                    Delivery to Lender of any and all other documents, certificates or other information that Lender requests.

10.                               Loan Funding Obligations.  Upon satisfaction by Borrower of the Closing Conditions (or waiver by Lender in its sole and absolute discretion), Lender shall disburse to Borrower the proceeds of the Loan in accordance with the terms of this Agreement.  Upon disbursing the Loan to Borrower, Lender hereby acknowledges that each of the Closing Conditions has been satisfied or if not satisfied waived by Lender.

11.                               Borrower’s Covenants.  Borrower hereby covenants with Lender that as long as the Loan or any other amounts due under the Loan Documents remain unpaid:

(a)                                 Borrower will maintain its valid existence, good standing and qualification to do business wherever required, and will comply with all applicable laws.

(b)                                 Intentionally Deleted.

(c)                                  Borrower shall comply with all applicable state and federal statutory and regulatory provisions applicable to such entity, including the filing of tax returns, reports, and other information.

(d)                                 Borrower shall not exercise any voting rights, or give any approvals, consents, waivers or other ratifications in respect to the Collateral which would violate or contravene, or which would cause or otherwise authorize Borrower to violate or contravene, any provision of this Agreement or any of the other Loan Documents.

(e)                                  Borrower shall use the proceeds of the Loan only to make the Leverage Loan and shall do so immediately upon receipt of the proceeds hereunder.

(f)                                   Borrower will not (a) grant, suffer or permit any liens, security interests, pledges or other encumbrances, contractual or otherwise, against the Collateral, except liens in favor of Lender and (b) agree for the benefit of any person or entity (other than Lender) to grant a lien, security interest, pledge or other encumbrance on any of its Collateral.

(g)                                  All capital contributions or other loans received by Borrower shall be used to make the Leverage Loan, unless otherwise approved by Lender.

12.                               Reporting Requirements.  Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied.  Borrower will keep and maintain its books and records, including recorded data of any kind and regardless of the medium of recording, at the Borrower’s Mailing Address.  Borrower shall permit Lender, or any person authorized by Lender, to inspect and examine such books and records (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom at all times and as often as may be requested by Lender.  Borrower shall deliver to Lender the following, if and to the extent in the possession of or available to Borrower, as soon as Borrower is able to obtain each such item within each specified time period or thereafter.

(a)                                 Promptly and in any event within ten (10) calendar days after Borrower has actual knowledge thereof, a report or statement executed by a manager or authorized agent of Borrower describing the following, accompanied by copies of any relevant documentation:

(i)                                     the occurrence of an Event of Default or any event which upon notice or lapse of time or both would constitute an Event of Default;

(ii)                                  the occurrence of any act, event, condition, or omission which constitutes, or after notice or lapse of time or both would constitute, a Recapture Event;

(iii)                               the existence or change in status of any pending or threatened litigation or administrative proceedings or investigations against or affecting Borrower which, if determined adversely to such entity, would have an adverse effect on Borrower or the Collateral;

(iv)                              the receipt by Borrower of any material communication from the Internal Revenue Service or any other taxing authority with respect to the Loan, the Leverage Loan and/or the Collateral; and

(v)                                 any and all other material information Borrower receives from time to time regarding the Collateral.

(b)                                 Such other reports with respect to Borrower as Lender may, from time to time, request in writing, subject to applicable laws.

13.                               Events of Default.  If one or more of the following events (each an “Event of Default”) shall occur, Borrower shall be considered in default under this Agreement, subject to any grace, notice, and/or cure period specified below:

(a)                                 Borrower fails to make any payment of principal or interest on the Loan on or before the date such payment is due pursuant to the terms and conditions of the Note, whether at stated maturity or at a date fixed for any installment thereof, or in any notice of prepayment or otherwise and such failure continues unremedied for a period of ten (10) calendar days.

(b)                                 The Assignment at any time after its execution and delivery for any reason ceases to be a valid assignment of the Collateral.

(c)                                  Any Loan Document ceases to be a legal, valid, and binding agreement, enforceable against Borrower in accordance with its terms, or in any way is declared ineffective or inoperative or challenged or contested by Borrower.

(d)                                 Borrower (i) suspends or discontinues its business; (ii) makes an assignment for the benefit of creditors or a composition with creditors; (iii) generally does not pay its debts as they mature; (iv) admits its inability to pay its debts as they mature; (v) files a petition in bankruptcy; (vi) becomes insolvent (howsoever such insolvency may be evidenced); (vii) is adjudicated insolvent or bankrupt; (viii) petitions or applies to any tribunal for the appointment of any receiver, custodian, liquidator, or trustee of or for it, any of the Collateral, or any of its other property or assets; (ix) commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (x) has any such proceeding commenced against it and the same is not dismissed within one hundred eighty (180) calendar days after an order, judgment, or decree approving the petition in such proceeding is entered against it; (xi) by any act or failure to act indicates its consent to, approval of, or acquiescence in, any such proceeding or any appointment of any receiver, custodian, liquidator, or trustee of or for it or for any substantial part of its property or assets; (xii) fails to obtain dismissal of any such proceeding within one hundred eighty

(180) calendar days after any court of competent jurisdiction assumes jurisdiction thereof; (xiii) allows or suffers any receiver, trustee, or other officer or representative of a court, governmental office, or agency, under color of legal authority, to take and hold possession of any of the Collateral or its other property or assets without relinquishing possession within one hundred eighty (180) calendar days; (xiv) conceals, removes, or permits to be concealed or removed any of the Collateral or its other property or assets with intent to hinder, delay, or defraud its creditors or any of them; (xv) makes or suffers any transfer of any of the Collateral or its property or assets which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law; (xvi) makes any transfer of any of the Collateral or its other property or assets to or for the benefit of a creditor which constitutes a preferential transfer under any bankruptcy or similar law; or (xvii) allows or suffers, while insolvent, any creditor to obtain a lien on any of the Collateral or its other property or assets through legal proceedings or distraint.

(e)                                  Borrower fails to observe or perform any other term, covenant, or agreement contained in any of the Loan Documents and (i) such failure continues unremedied for the applicable grace period, if any, specified herein or therein, or (ii) if no such grace period is otherwise specified, Borrower fails to promptly commence efforts to cure and proceed diligently to cure such failure after written notice thereof has been given to Borrower by Lender.

(f)                                   Borrower fails to maintain its valid existence and good standing as a New Jersey limited liability company.

(g)                                  Borrower fails to contribute the proceeds of the Leverage Loan to the Investment Fund.

14.                               Lender’s Remedies.  Upon an Event of Default, Lender shall have the right to exercise any or all of the remedies provided in this Agreement, pursuant to applicable law or at equity, including, without limitation, the following:

(a)                                 Lender may receive cash on deposit in the Borrower Operating Account to the extent of accrued and unpaid interest on the Loan, or on maturity of the Note, to the extent of all obligations of Borrower under the Loan Documents, but only if and to the extent such receipt of cash would not cause a Recapture Event with respect to the Sub-CDEs which continues unremedied for the applicable cure period, if any, under NMTC Law.

(b)                                 Lender may, on written notice to Borrower, declare all obligations of Borrower under the Note and other Loan Documents to be immediately due and payable, whereupon the same shall become due and payable without presentment, demand, protest, or notice of any kind.  No delay in accelerating the maturity of any obligation as aforesaid or in taking any other action with respect to any Event of Default shall affect the rights of Lender later to take such action with respect thereto, and no waiver as to a prior occasion shall affect rights as to any other Event of Default.

(c)                                  Lender may exercise any and all remedies provided in the Assignment for the enforcement or realization upon the interests provided in the Assignment.

(d)                                 Lender may protect and enforce its rights by appropriate judicial proceedings, including in appropriate cases an award of specific performance or other equitable remedy in aid of the exercise of any power granted in or pursuant to this Agreement.

15.                               Intentionally Deleted.

16.                               Waiver and Estoppel.

(a)                                 Borrower represents and acknowledges that it knowingly waives each and every one of the following rights, and agrees that it will be estopped from asserting any argument to the contrary: (a) any promptness in making any claim or demand hereunder; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of Borrower or the failure to file or enforce a claim against Borrower’s estate (in administration, bankruptcy or any other proceeding); (c) any defense based upon an election of remedies by Lender which destroys or otherwise impairs any or all of the Collateral; (d) the right of Borrower to proceed against Lender or any other person for reimbursement; and (e) all duty or obligation of Lender to perfect, protect, retain, or enforce any security for the payment of amounts payable by Borrower hereunder.

(b)                                 TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY SEVERALLY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR COUNTERCLAIM BROUGHT BY ANY PARTY ARISING OUT OF, IN CONNECTION WITH, OR OTHERWISE RELATING TO THIS AGREEMENT.

17.                               Borrower’s Indemnity.  Borrower hereby indemnifies and holds harmless Lender from and agrees to reimburse Lender for all costs and expenses, including attorneys’ fees, growing out of or resulting from the exercise by Lender of any right or remedy granted to it under this Agreement or any Loan Document.  The foregoing indemnification shall survive repayment of the Note and the release or assignment of the security interests in the Collateral.

18.                               Independent Obligations.  The obligations of Borrower are independent of the obligations of any other party which may be initially or otherwise responsible for performance or payment of the Loan Obligations.  A separate action or actions for payment, damages, or performance may be brought and prosecuted by Lender against Borrower, individually, for the full amount of the Loan Obligations then due and payable, whether or not an action is brought against any other party, whether or not Lender is involved in any proceedings, and whether or not Lender or Borrower, or any other person is joined in any action or proceedings.

19.                               No Borrower Offset Rights.  No lawful act of commission or omission of any kind or at any time upon the part of Borrower shall in any way affect or impair the rights of Lender to enforce any right, power, or benefit under this Agreement, and no set-off, recoupment, counterclaim, claim, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower has or may have against Lender or against any other party, shall be available against Lender in any suit or action brought by Lender to enforce any right, power, or benefit under this Agreement.

20.                               Dispute Expenses.  Borrower and Lender each agree to pay to the opposing prevailing party, upon demand, reasonable attorneys’ fees and all costs and other expenses which the prevailing party expends or incurs in any dispute or litigation over any matters described in this Agreement, including but not limited to the collection, or defense against collection, of any amounts claimed to be payable by Borrower hereunder or in the enforcement of this Agreement against Borrower, whether or not suit is filed.

21.                               Recourse Obligation.  None of Borrower’s members, managers or their assigns shall have any personal liability for repayment of the Loan, any interest thereon, or any other charges in connection therewith.

22.                               Termination.  This Agreement and the Loan Documents shall terminate and be of no further force or effect, and the Collateral shall be released from any lien and security interest under the Loan Documents, upon the earlier to occur of Borrower’s performance in full of the Loan Obligations or the mutual written consent of Borrower and Lender.  Borrower and Lender shall cooperate in the preparation and filing of all documents required to terminate any and all UCC-1 financing statements that have been filed with respect to the security interests under the Loan Documents.

23.                               Miscellaneous.

(a)                                 Notices.  All notices, requests, demands, consents, waivers and other communications given under any of the provisions of this Agreement shall be in writing and shall be delivered or mailed, and if mailed, shall be deemed given when deposited in the mail first-class, postage prepaid, or registered or certified mail, return receipt requested, sent to the parties’ respective addresses set forth in Section 1 hereof.

(b)                                 No Waiver; No Third-Party Beneficiaries.  No delay or failure on the part of Lender in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of such rights or of any other rights hereunder.  Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity other than the parties hereto any right, remedy or claim under or in respect of this Agreement or any provision hereof.

(c)                                  Successors and Assigns.  This Agreement shall bind, and the benefits and burdens shall inure to, the parties hereto and their respective successors and assigns.  Borrower shall not transfer or assign any of its rights or obligations hereunder without the prior written consent of Lender which may be withheld for any reason or no reason.  Subject to the terms herein, Lender may assign, transfer, sell, or otherwise convey in whole or in part, at any time, in the form of participations or otherwise, its right, duties, title, and interest under, in, and to its Loan and the applicable Loan Documents.  Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower or any guarantor, to grant to one or more banks or other financial institutions (each, a “Participant”) participating interests in Lender’s obligation to lend hereunder and/or any or all of the loans held by Lender hereunder.  In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations hereunder.  Lender may furnish any information concerning Borrower or any guarantor to prospective assignees and Participants, and shall provide notice to Borrower of the furnishing of such information; provided, however, that Borrower shall have not have to consent to the furnishing of such information and the failure to notify the Borrower shall have no consequences on the furnishing of such information.

(d)                                 Entire Agreement; Amendments.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto with respect to the transactions contemplated hereby.  No amendment, modification, or waiver of any provision hereof shall be valid unless in writing signed by the party to be bound.

(e)                                  Survival of Representations, Warranties and Agreements.  All representations, warranties, and agreements herein shall survive until the expiration of the term of this Agreement, except to the extent that a representation, warranty, or agreement expressly provides otherwise.

(f)                                   Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of law.  The Parties further agree that upon an Event of Default, this Agreement may be enforced in any court of competent jurisdiction in the State of New Jersey, and they do hereby submit to the jurisdiction of any and all such courts regardless of their residence or where this Agreement may be executed.  If any provision of this Agreement shall for any reason be held to be illegal, invalid, or unenforceable, no other provision of this Agreement shall be affected thereby, but this Agreement shall be construed as if such illegal, invalid, or unenforceable provision had never been contained herein.

(g)                                  Consents and Approvals.  Whenever Lender has any rights under this Agreement or any other Loan Document to consent to or approve any request, action, plan, or other matter, such consent or approval rights (i) have been reserved for the sole benefit of Lender, (ii) shall be given, withheld, or conditioned by Lender solely to protect its interests, and (iii) may not be relied upon by Borrower or any third party for any purpose whatsoever.

(h)                                 Treatment for Tax Purposes.  Each of the Lender and the Borrower agrees to treat the Loan as debt for federal income tax purposes.

(i)                                     Counterparts.  This Agreement may be executed in any number of several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Follows on Next Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Borrower

RBH-TRB WEST I MEZZ URBAN RENEWAL ENTITY, LLC,
a New Jersey urban renewal limited liability company

By:
Name:	Ron Beit-Halachmy
Title:	Authorized Signatory

Lender

GOLDMAN SACHS BANK USA,
a New York State chartered bank

By:
Name:
Title:	Authorized Signatory